Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-1 of Brazil Potash Corp., pertaining to the offer and sale of common shares of Brazil Potash Corp., of our auditor’s report dated March 28, 2025 with respect to the consolidated financial statements of Brazil Potash Corp. and its subsidiary (the “Company”) as of December 31, 2024 and 2023 and for each of the years in the three-year period ended December 31, 2024, which appears in Brazil Potash Corp.’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, as filed with the U.S. Securities and Exchange Commission (SEC) on March 28, 2025, as amended by that certain Amendment No. 1 to Form 20-F filed with the SEC on April 9, 2025.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus included as part of this Registration Statement on Form F-1.

/s/ MNP LLP
MNP LLP

Chartered Professional Accountants

Licensed Public Accountants

Mississauga, Canada

May 30, 2025